EXHIBIT 10.2

Landlord (Party A): Lai Man Yuk
Address:
Postal code:
Business/Identity Card No.: P 4626 44 (7)
Agent:
Address:
Postal code:

Tenant (Party B): Expert Network (Shenzhen) Company, Limited
Address:
Postal code:
Business/Identity Card No.: 307181
Agent:
Address:
Postal code:

This Tenancy Agreement is made pursuant to the Contract Law of the PRC, City real Estate Management Law of the PRC, The Shenzhen Special Economic Zone Tenancy Ordinance and the rules of their enforcement and upon the negotiation between the parties.

Clause 1

Party A agrees to rent to Party B, and Party B agrees to rent from Party A the premises located at 31St F, Development Center Building, Renminnan Road, Shenzhen City, (hereinafter called “the premises”). The total area of the premises is 1763. 02mz and has in total 38 floors.

Owner of right to rent out the premises: Lai Man Yuk; Owner of Land Interest Licensee or other valid title document and number: 2000 193471; the purpose of uses of the premises: Office.

Clause 2

The rental payment of the premises is calculated as Y52 (RMB Fifty Two Dollars) per square meter per month, and the total monthly rental payments is Y91,677.00 (RMB Ninety one thousand six hundred and seventy seven).

Clause 3

Party B shall pay to Party A the sum of Y91,677.00 (RMB Ninety one thousand six hundred and seventy seven) as the first month’s rental payment on or before January 1, 2004.

Clause 4

Party B shall in:

☒	Each month 5 days in advance
☐	Each quarter ___ month ___ day advance
☐	Half-Yearly ___ month ___ day advance
☐	Annual ___ month ___ day advance

make the rental payment to Party A. When Party A receive the rental payment, he shall give a valid receipt for tax to Party B.

(Both parties shall choice one of the four payment methods mentioned above, and make a ☒in the ☐.)

Clause 5

The period of Party B’s lease shall start from January 1, 2004 until December 31, 2004.

The above mentioned period of lease shall not exceed the authorized land use period, otherwise the period of lease exceeded such limitation shall be invalidated. Any losses caused by this shall be indemnified as agreed between the parties if such an agreement exists, otherwise shall be responsible by Party A.

Clause 6

Party A shall rent out the premises in compliance with its legally authorized use.

Party B shall use the premises in compliance with its legally authorized use and shall not change it use without authorization.

In the event that Party B needs to change the legally authorized use of the premises, it shall seek the written approval from Party A and make application to the government lands supervision department in accordance with the relevant laws and regulations to alter the use of the premises

Clause 7

Party A shall allow Party B to enter into the premises before January 1, 2004 and shall complete the relevant formality.

In the event that Party A cannot make the premises available for entry by the said date, then Party B shall be entitled to request for an extension of the term of this tenancy agreement.

Both parties shall sign written confirm for such an extension and register the same with the registry of the agreement.

Clause 8

When the premises is delivered, both parties shall examine the premises, all the attached facilities and their present conditions and record the same in the supplemental list.

Clause 9

When Party A deliver the premises to Party B, Party B shall pay a security deposit to Party A in a sum equals to three months of the monthly rental, i.e. ¥ 275,000.00 (RMB Two hundred and seventy five thousand Only).

Party A shall issue receipt to Party B when receiving the security deposit.

The conditions of returning the security deposit to Party B:

1.	When the lease expires Party B shall have fully paid all the rent and other expenses also committed no breach of this tenancy agreement.
2.	___________________________________________________________________
3.	___________________________________________________________________

☒	Satisfy one of the conditions
☐	Satisfy all the conditions

(One of the two ways shall be selected by both parties and make a in the of the chosen one)

If any one of the following situations occurs, Party A shall be entitled not to return the security deposit::

1.	If Party B breaches this tenancy agreement before its expiry date
2.	__________________________________________________________________
3.	__________________________________________________________________

Clause 10

During the rental period, Party A shall pay the fees for using the land and tax arising from the rental of the premise ¥/__. Party B shall pay the management fee, water and electricity charges, cleaning expenses, telephone charges, maintenance expenses and other charges.

Clause 11

Party A shall guarantee that the premises and the attached facilities are fit for the purpose of renting and that their conditions are in compliance with the relevant safety rules and regulations.

In the event that the deliberate act or error of Party A caused personal injury and property loss to Party B during the period of lease, Party B shall be entitled to claim compensation against Party A for all losses incurred

Clause 12

Party B shall reasonably use the premises and the attached facilities and shall not use the premises for illegal purpose. Party A shall not interfere with Party B’s normal and reasonable use of the premises.

Clause 13

During the period of lease, if the premises and the attached facilities are damaged, causing safety problem and affecting the normal usage of them without the fault of Party B, then Party B shall report to Party A immediately in order to prevent expansion of the damage. Within one day after receiving Party B’s notice, Party A shall carry out the repairing work or appoint Party B to carry out the repairing work on its behalf. In the event that Party B is unable to notify Party A, or Party A fails to -carry out the repairing work within the aforesaid time limit, Party B shall be entitled to carry out such repairing work after filing the case with the registry of the agreement.

In case of emergency when repairing work shall be carried out immediately, Party B shall first carry out the repairing work on behalf of Party A and then notify Party A about the situation immediately.

The expenses arising from the above mentioned conditions (including the expenses paid by Party B in order to repair the damages on behalf of Party A and to prevent the expansion of the damages) shall be borne by Party A. In the event that Party B fails to fulfill the above two duties, by notifying Party A or carrying out the appropriate work causing the damages to be expanded, Party B shall be liable to pay the repairing expenses to such expanded portion of the damages.

Clause 14

If the premises and the attached facilities are damaged, causing safety problem and affecting the normal usage of them by the improper and unreasonable use of Party B, Party B shall immediately notify Party A and be responsible for the costs of repair and compensation for damages. In the event `hat Party B refuse to repair or compensate the damages, Party A shall first file the case with the registry of the agreement, then carry out the repairing work and the expenses shall be responsible by Party B.

Clause 15

During the term of this tenancy agreement, in the event that either Party A or Party B intends to carry out modification, expansion or renovation, separate agreements shall be signed between them.

If any of the above mentioned works have to be approved by the government departments, then the works shall only be carried out after they have been approved.

Clause 16

☐
During the period of lease, Party B shall be entitled to sublets in whole or in part the premises to other third party and the registration formalities shall be done with the lands supervision department, but the term of the sub-lease shall not be longer than the terms of this tenancy agreement.

☐
Party B shall not sublet in whole or in part this premises to other third party. However, during the period of lease, upon the written consent of Party A, Party B shall be entitled to complete the registration formalities by presenting such a written consent to the lands supervision department, but the term of the sub-lease shall not be longer than the terms of this tenancy agreement.

☒	During the period of lease, Party B shall not sub-let the premises, neither in whole nor in part, to other third party.

(Both parties shall select one of the three items and make a ☒ in the ☐of the selected one. )

Clause 17

If Party A assigns the premises in whole or in part during the term of this tenancy agreement, Party A shall give one month written notice in advance to Party B. Party B shall have the preemption right to purchase the premises under the equal condition.

Party A shall have the responsibility to inform the purchaser of the premises to continue the obligation under this tenancy agreement when Party A executes an assignment of title with such purchaser.

Clause 18

If any of the following situations occur during the term of this tenancy agreement, then this tenancy agreement shall be terminated or altered:

1.	Force majeure occurs causing this tenancy agreement to be unenforceable;
2.	The government takes over the premises for use, purchases, regains possession of or demolishes the premises
3.	Party A and Party B agree to do so unanimously

Clause 19

If any of the following situations occur which cause damages to Party A, he shall be entitled to:

☒	Request compensation from Party B to compensate the damages
☐	Keep the security deposit without returning to Party B
☐	Request Party B to pay a penalty in an amount of ¥ -- (RMB -- )

(Both parties shall select one from the above three items and adds ☒ a to the selected one)

1.	Payment of rent by Party B is in arrear for 15 days (half month) or more beyond the due and payable date.
2.	Party B does not make payment for payable items which may cause losses to Party A up to amount to ¥___ of or above.
3.	Party B carries on illegal activity in the premises which harms public interest or other people’s benefit.
4.	Party B alters the structure or the legally authorized use of the premises without authorization.
5.
Party B violates Clause 14 of this tenancy agreement by failure in undertaking the repairing responsibility or not paying the maintenance costs, which causes damages to the premises and the equipments.

6.	Without the consent of Party A and the relevant government department, Party B carries our renovation to the premises.
7.	Party B sublets the premises to third party without authorization

If any of the above mentioned situations occur, besides claiming compensation from Party B for breach of this tenancy agreement and damages, Party A shall be entitled to terminate this tenancy agreement or alter any terms therein.

Clause 20

If any of the following situations occur which cause damages to Party B, it shall be entitled to:

☒	Request compensation from Party A
☐	Request Party A to return the security deposit it paid in double amount
☐	Request Party A to pay a penalty in an amount of ¥___ (RMB___)

(Both parties shall select one from the above three items and add an ☒ to the selected one )

1	Party A delays in delivery of the premises for 15 days (half month) or more.
2	Party A violates Clause 13 (1) of this tenancy agreement causing Party B to be unable to use the premises.
3	Party A violates Clause 13 of this tenancy agreement by failure in undertaking the repairing responsibility or paying the maintenance costs.
4	Without the consent of Party B and the relevant government department, Party B carries our renovation to the premises.

If any of the above mentioned situations occur, besides claiming compensation from Party A for breach of this tenancy agreement and damages, Party B shall be entitled to terminate this tenancy agreement (after receiving the compensation Party B shall inform Party A by written notice and delivery possession of the premises to Party A) or to request alteration of any terms therein.

Party B shall not be responsible to make rental payment for the period from Party A has received written notice from Party B up to the time Party B receives the compensation.

Clause 21

After this tenancy agreement is terminated, Party B shall move out from the premises and deliver possession of the premises within 10 days, and guarantee that all attached facilities are in good condition (except normal wear and tear), and pay all the items that are Party B’s responsibilities as well as complete all relevant formalities for re-assignment of the premises.

If Party B fails to move out from the premises or deliver possession of the premises within the above mentioned time limit, then Party A shall be entitled to charge double rental payment for the overdue days.

Clause 22

If Party B intends to renew this tenancy agreement after its expiry date, Party B shall give one month written notice in advance to request for renewal. Under similar terms of tenancy agreement, Party B shall have the preemptive right to rent the premises.

Clause 23

Party B and Party A must observe each and every provision of this tenancy agreement. If any party breaches any provisions of this tenancy agreement, it shall undertake the responsibility for breach of contract.

Clause 24

If there is any issue that is not considered in this tenancy agreement, both parties shall make supplemental agreement and attach the same to this tenancy agreement as appendix. The content of this supplemental agreement shall be regarded as part of this tenancy agreement and shall have the same legal effect as this tenancy agreement after the execution by both parties.

During the period of lease if any alteration to the terms of this tenancy agreement has been agreed by both parties, such alteration shall be registered with the registry of agreements. The altered agreement shall have the same legal effect as this tenancy agreement after registration.

Clause 25

Any dispute between the parties shall be resolved by consultation with each other. If such consultation cannot resolve the dispute, both parties shall be able to request the registry of the agreements to conduct mediation. If the mediation still cannot resolve the dispute, then both parties shall be able to approach:

☒	The Shenzhen arbitration committee to apply for an arbitration
☐	The Chinese international economy trade arbitration committee Shenzhen branch to apply for an arbitration
☐	The people’s court and file a lawsuit

(Both parties shall select one of the above three items and adds on ☒to the selected one)

Clause 26

This tenancy agreement shall be effective from the signing date.

After Party A and Party B signs this tenancy agreement, they shall register the same with the registry within 10 days.

Clause 27

The Chinese version of this tenancy agreement shall take prevalence.

Clause 28

This tenancy agreement has four copies with Party A holds one copy, Party B holds one copy, The registry for agreement holds one copy and the relevant governmental department holds one copy.

Party A (Signature): Lai Man Yuk (signed)
Legal representative:
Contact telephone no.:
Bank Account No. :
Agent (Signature):
Date:  January 1, 2004

Party B (Signature): (sealed)
Legal representative: (signed)
Contact telephone no.:
Bank Account No.:
Agent (Signature):
Date: January 1, 2004